DISCOVERY, INC. REPORTS FOURTH-QUARTER AND FULL YEAR 2020 RESULTS

Silver Spring, MD – February 22, 2021: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter and year ended December 31, 2020.

David Zaslav, President and Chief Executive Officer of Discovery said, "2020 was a year of change, challenge, and opportunity, and our company has shown incredible resilience, creativity and focus as one global team. We finished with strong operating momentum and great command and control across our global businesses, uniquely positioning us to balance our core and next generation businesses. We are off to a promising start in 2021 with the successful launch of discovery+. We have now surpassed 11 million total paying direct-to-consumer subscribers globally and are on pace to be at 12 million by the end of the month, underscoring the value of the investments we've made in content, beloved personalities and brands with huge consumer appeal, supported by industry-leading DTC capabilities. Our unmatched global scale and ability to serve consumers everywhere with a truly differentiated offering across platforms, as well as our robust cash flows, even amidst the significant investments in our next generation initiatives and the ongoing COVID-19 pandemic, position us to achieve sustainable long-term growth and drive long-term shareholder value."

Fourth-Quarter 2020 Financial Highlights
•Total revenues of $2,886 million were flat compared to the prior year quarter, both reported and ex-FX.(1)
–U.S. advertising revenues were flat and distribution revenues increased 5%; and
–International advertising revenues decreased 1% and distribution revenues decreased 4%, both ex-FX.
•Net income available to Discovery, Inc. was $271 million and EPS was $0.42 per diluted share.
•Adjusted EPS(2) was $0.76 per diluted share.
•Total Adjusted OIBDA(3) decreased 9% to $1,002 million, or decreased 8% ex-FX.
•Cash provided by operating activities was $553 million and free cash flow(4) was $441 million.
•Repurchased 10.9 million Series C common shares for $213 million at an average price of $19.50 per share.

Full Year 2020 Financial Highlights
•Total revenues of $10,671 million decreased 4%, both reported and ex-FX.
–U.S. advertising revenues decreased 5% and distribution revenues increased 4% (or increased 3% excluding certain non-recurring items recognized in the second quarter); and
–International advertising revenues decreased 12% and distribution revenues decreased 3%, both ex-FX.
•Net income available to Discovery, Inc. was $1,219 million and EPS was $1.81 per diluted share.
•Adjusted EPS was $3.20 per diluted share.
•Total Adjusted OIBDA decreased 10% to $4,196 million, or decreased 9% ex-FX.
•Cash provided by operating activities was $2,739 million and free cash flow was $2,337 million.
•Repurchased 41.6 million Series C common shares for $965 million at an average price of $23.18 per share.

	Three Months Ended December 31,				Twelve Months Ended December 31,
Dollars in millions, except per share amounts	2020	2019	% Change	Ex-FX(1)	2020	2019	% Change	Ex-FX(1)
Total revenue	$2,886	$2,874	—%	—%	$10,671	$11,144	(4)%	(4)%
Net income available to Discovery, Inc.	$271	$476	(43)%		$1,219	$2,069	(41)%
U.S. Networks Adjusted OIBDA	946	925	2%		3,975	4,117	(3)%
International Networks Adjusted OIBDA	196	315	(38)%	(35)%	723	1,057	(32)%	(28)%
Total Adjusted OIBDA(5)	$1,002	$1,105	(9)%	(8)%	$4,196	$4,671	(10)%	(9)%
Diluted EPS	$0.42	$0.67	(37)%		$1.81	$2.88	(37)%
Adjusted EPS	$0.76	$0.98	(22)%		$3.20	$3.69	(13)%
Free cash flow	$441	$1,132	(61)%		$2,337	$3,110	(25)%

Operational Highlights
•Executed key distribution partnerships for the launch of discovery+ with Verizon in the U.S, Sky in the U.K. and Ireland, and Vodafone across several European markets, as well as the rebranding of dplay in certain international markets.
•Total share of viewing across the international portfolio in Q4 improved 4% on average, marking six consecutive quarters of year-over-year share improvement, with strong performance in the U.K., Spain and Poland.(6)
•In Q4, Discovery was the #1 Most-Watched pay-TV Portfolio in the U.S. among key demos.(7)
•TLC was the #1 cable network on Sunday nights in Q4 among total Households and adults and women aged 25-54, 18-49, 18-34, and P2+.(8) Additionally, for 2020, TLC was the #1 pay-TV network in Primetime among key women demographics aged 25-54, 18-49, and 18-34, and saw its best women 25-54 ratings and P2+ delivery in network history.(9)

Segment Results
U.S. Networks

	Three Months Ended December 31,			Twelve Months Ended December 31,
Dollars in millions	2020	2019	% Change	2020	2019	% Change
Advertising	$1,048	$1,051	—%	$4,012	$4,245	(5)%
Distribution	709	673	5%	2,852	2,739	4%
Other	21	28	(25)%	85	108	(21)%
Total revenues	$1,778	$1,752	1%	$6,949	$7,092	(2)%
Costs of revenues, excluding depreciation & amortization	509	503	1%	1,843	1,800	2%
Selling, general & administrative(10)	323	324	—%	1,131	1,175	(4)%
Adjusted OIBDA	$946	$925	2%	$3,975	$4,117	(3)%

Fourth-Quarter 2020
•Total U.S. Networks revenues of $1,778 million increased 1% compared to the prior year quarter.
–Advertising was flat as higher pricing and the continued monetization of content offerings on our next generation platforms were offset by secular declines in the pay-TV ecosystem and lower ratings.
–Distribution increased 5% primarily driven by increases in contractual affiliate rates, partially offset by a decline in linear subscribers.
–At December 31, 2020, subscribers to our fully distributed networks were 3% lower and total portfolio subscribers were 5% lower than at December 31, 2019.

•Total operating expenses of $832 million increased 1% compared to the prior year quarter.
–Costs of revenues increased 1% primarily due to investments in content to support our next generation initiatives.
–SG&A expenses were consistent to the prior year quarter as a reduction in travel costs due to the COVID-19 pandemic was offset by higher marketing-related expenses to support our next generation initiatives and higher personnel costs.

•Adjusted OIBDA increased 2% to $946 million.

Full Year 2020
•Total U.S. Networks revenues of $6,949 million decreased 2% compared to the prior year.
–Advertising decreased 5% primarily due to softer demand stemming from the COVID-19 pandemic, secular declines in the pay-TV ecosystem, lower ratings, and a decline in inventory, partially offset by increases in pricing and the continued monetization of content offerings on our next generation platforms.
–Distribution increased 4% driven by increases in contractual affiliate rates and certain non-recurring items, partially offset by a decline in linear subscribers. Excluding certain non-recurring items, distribution increased 3%.

•Total operating expenses of $2,974 million were flat compared to the prior year.

–Costs of revenues increased 2% primarily due to investments in content to support next generation initiatives partially offset by a reduction in production projects as a result of COVID-19 and a non-recurring reserve release established in purchase accounting.
–SG&A expenses decreased 4% primarily due to a reduction in travel costs as a result of COVID-19 and lower marketing-related expenses, partially offset by an increase in personnel costs to support our next generation initiatives.

•Adjusted OIBDA decreased 3% to $3,975 million.

International Networks

	Three Months Ended December 31,				Twelve Months Ended December 31,
Dollars in millions	2020	2019	% Change	Ex-FX	2020	2019	% Change	Ex-FX
Advertising	$554	$546	1%	(1)%	$1,571	$1,799	(13)%	(12)%
Distribution	510	531	(4)%	(4)%	2,014	2,096	(4)%	(3)%
Other	41	42	(2)%	(11)%	128	146	(12)%	(15)%
Total revenues	$1,105	$1,119	(1)%	(3)%	$3,713	$4,041	(8)%	(7)%
Costs of revenues, excluding depreciation & amortization	615	533	15%	10%	2,004	2,016	(1)%	(1)%
Selling, general & administrative(10)	294	271	8%	7%	986	968	2%	3%
Adjusted OIBDA	$196	$315	(38)%	(35)%	$723	$1,057	(32)%	(28)%

Fourth-Quarter 2020
•Total International Networks revenues of $1,105 million decreased 1%, or decreased 3% ex-FX, compared to the prior year quarter.
–Advertising decreased 1% ex-FX primarily driven by a decline in demand stemming from the COVID-19 pandemic and the discontinuation of pay-TV distribution with certain European operators.
–Distribution decreased 4% ex-FX primarily driven by COVID-related disruptions to the sports schedule in Europe, lower contractual affiliate rates, and the discontinuation of pay-TV distribution with certain European operators, partially offset by higher next generation revenues due to subscriber growth.

•Total operating expenses of $909 million increased 13%, or increased 9% ex-FX, compared to the prior year quarter.
–Costs of revenues increased 10% ex-FX primarily due to sports content spend in Europe.
–SG&A increased 7% ex-FX primarily attributable to higher personnel costs and higher marketing-related expenses to support our next generation initiatives, partially offset by a reduction in travel costs as a result of COVID-19.

•Adjusted OIBDA of $196 million decreased 38%, or decreased 35% ex-FX.

Full Year 2020
•Total International Networks revenues of $3,713 million decreased 8%, or decreased 7% ex-FX, compared to the prior year.
–Advertising decreased 12% ex-FX primarily driven by a decline in demand stemming from the COVID-19 pandemic and the discontinuation of pay-TV distribution with certain European operators.
–Distribution decreased 3% ex-FX primarily driven by lower contractual affiliate rates, the discontinuation of pay-TV distribution with certain European operators, and COVID-related disruptions to the sports schedule in Europe, partially offset by higher next generation revenues due to subscriber growth.

•Total operating expenses of $2,990 million were flat compared to the prior year, both on a reported and ex-FX basis.

–Costs of revenues decreased 1% ex-FX primarily due to a reduction in the number of sporting events in Europe due to COVID-19.
–SG&A increased 3% ex-FX primarily due to higher personnel costs to support our next generation initiatives, partially offset by a reduction in travel costs as a result of COVID-19.

•Adjusted OIBDA of $723 million decreased 32%, or decreased 28% ex-FX.

Free Cash Flow
•Fourth quarter cash provided by operating activities decreased to $553 million from $1,232 million in the prior year quarter. Free cash flow decreased to $441 million from $1,132 million, primarily attributable to lower operating results due to the negative impact of COVID-19 on Adjusted OIBDA, the timing of cash content spend (including sports rights payments), taxes, and working capital.

•Full year 2020 cash provided by operating activities decreased to $2,739 million from $3,399 million in the prior year. Free cash flow decreased to $2,337 million from $3,110 million, primarily attributable to lower operating results due to the negative impact of COVID-19 on revenues and higher capital expenditures. Capital expenditures increased due to investments in technology infrastructure, software development, and facilities.

Other Items
Share Buyback
In February 2020, the Company's Board of Directors authorized common stock repurchases of up to $2 billion. During the three months ended December 31, 2020, the Company repurchased 10.9 million Series C common shares for $213 million at an average price of $19.50 per share, under its $2 billion repurchase authorization. There is $1.4 billion remaining under the authorization as of December 31, 2020.

For the full year 2020, the Company repurchased 41.6 million Series C common shares for $965 million at an average price of $23.18 per share.

fuboTV Inc.
fuboTV Inc., a minority investment held by the Company, was listed on the New York Stock Exchange during the fourth quarter of 2020. As a result, the Company recognized a total gain of $126 million (including a realized gain of $101 million pertaining to the Company's sale of 4 million fuboTV Inc. shares), which is recorded in "Other income (expense), net" on the consolidated statements of operations.

2021 Outlook(11)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Earnings Conference Call Information
Discovery will host a conference call today, February 22, 2021 at 8:00 a.m. ET to discuss its fourth quarter and full year 2020 results. To listen to the audio webcast of the call, please visit https://corporate.discovery.com/.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its 2019 Annual Report on Form 10-K filed with the SEC on February 27, 2020 and its Annual Report on Form 10-K for the year ended December 31, 2020, expected to be filed on or before March 1, 2021.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,”

“continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay-TV ecosystem, and the impact of COVID-19. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in over 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Advertising	$1,602	$1,597	$5,583	$6,044
Distribution	1,219	1,204	4,866	4,835
Other	65	73	222	265
Total revenues	2,886	2,874	10,671	11,144
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,129	1,037	3,860	3,819
Selling, general and administrative	809	793	2,722	2,788
Depreciation and amortization	358	333	1,359	1,347
Impairment of goodwill and other intangible assets	86	—	124	155
Restructuring and other charges	16	6	91	26
Total costs and expenses	2,398	2,169	8,156	8,135
Operating income	488	705	2,515	3,009
Interest expense, net	(163)	(162)	(648)	(677)
Loss on extinguishment of debt	—	—	(76)	(28)
(Loss) income from equity investees, net	(43)	18	(105)	(2)
Other income (expense), net	134	2	42	(8)
Income before income taxes	416	563	1,728	2,294
Income tax expense	(98)	(52)	(373)	(81)
Net income	318	511	1,355	2,213
Net income attributable to noncontrolling interests	(42)	(34)	(124)	(128)
Net income attributable to redeemable noncontrolling interests	(5)	(1)	(12)	(16)
Net income available to Discovery, Inc.	$271	$476	$1,219	$2,069
Net income per share available to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.42	$0.68	$1.82	$2.90
Diluted	$0.42	$0.67	$1.81	$2.88
Weighted average shares outstanding:
Basic	489	527	505	529
Diluted	657	702	672	711

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,091	$1,552
Receivables, net	2,537	2,633
Content rights and prepaid license fees, net	532	579
Prepaid expenses and other current assets	970	453
Total current assets	6,130	5,217
Noncurrent content rights, net	3,439	3,129
Property and equipment, net	1,206	951
Goodwill	13,070	13,050
Intangible assets, net	7,640	8,667
Equity method investments	507	568
Other noncurrent assets	2,095	2,153
Total assets	$34,087	$33,735
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$397	$463
Accrued liabilities	1,793	1,678
Deferred revenues	557	489
Current portion of debt	335	609
Total current liabilities	3,082	3,239
Noncurrent portion of debt	15,069	14,810
Deferred income taxes	1,534	1,691
Other noncurrent liabilities	2,019	2,029
Total liabilities	21,704	21,769
Commitments and contingencies
Redeemable noncontrolling interests	383	442
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 5 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 163 and 161 shares issued; and 162 and 158 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 547 shares issued; and 318 and 360 shares outstanding	5	5
Additional paid-in capital	10,809	10,747
Treasury stock, at cost: 230 and 190 shares	(8,244)	(7,374)
Retained earnings	8,543	7,333
Accumulated other comprehensive loss	(651)	(822)
Total Discovery, Inc. stockholders’ equity	10,464	9,891
Noncontrolling interests	1,536	1,633
Total equity	12,000	11,524
Total liabilities and equity	$34,087	$33,735

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Twelve Months Ended December 31,
	2020	2019
Operating Activities
Net income	1,355	2,213
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	2,956	2,853
Depreciation and amortization	1,359	1,347
Deferred income taxes	(186)	(504)
Equity in losses of equity method investee companies, including cash distributions	167	62
Loss on extinguishment of debt	76	28
Share-based compensation expense	110	142
Impairment of goodwill and other intangible assets	124	155
(Gain) loss from derivative instruments, net	(36)	48
Realized gain on sale of investments	(103)	(10)
Remeasurement gain on previously held equity interests	—	(14)
Loss on disposition	2	—
Other, net	14	52
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	105	(7)
Content rights and payables, net	(3,053)	(3,060)
Accounts payable and accrued liabilities	(131)	122
Foreign currency, prepaid expenses and other assets, net	(20)	(28)
Cash provided by operating activities	2,739	3,399
Investing Activities
Purchases of property and equipment	(402)	(289)
Purchases of investments	(250)	—
Investments in and advances to equity investments	(181)	(254)
Proceeds from dissolution of joint venture and sale of investments	69	125
Business acquisitions, net of cash acquired	(39)	(73)
Other investing activities, net	100	53
Cash used in investing activities	(703)	(438)
Financing Activities
Principal repayments of debt, including discount payment	(2,193)	(2,658)
Borrowings from debt, net of discount and issuance costs	1,979	1,479
Repurchases of stock	(969)	(633)
Principal repayments of revolving credit facility	(500)	(225)
Borrowings under revolving credit facility	500	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(254)	(250)
Other financing activities, net	(112)	(70)
Cash used in financing activities	(1,549)	(2,357)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	83	(38)
Net change in cash, cash equivalents, and restricted cash	570	566
Cash, cash equivalents, and restricted cash, beginning of period	1,552	986
Cash, cash equivalents, and restricted cash, end of period	$2,122	$1,552

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended December 31, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$271
Net income attributable to redeemable noncontrolling interests				5
Net income attributable to noncontrolling interests				42
Income tax expense				98
Other income, net				(134)
Loss from equity investees, net				43
Interest expense, net				163
Operating income (loss)	$722	$(22)	$(212)	$488
Depreciation and amortization	223	115	20	358
Impairment of goodwill and other intangible assets	—	86	—	86
Employee share-based compensation	—	—	46	46
Restructuring and other charges	—	12	4	16
Transaction and integration costs	—	4	2	6
Loss on asset disposition	—	—	2	2
Inter-segment eliminations	1	1	(2)	—
Adjusted OIBDA	$946	$196	$(140)	$1,002

	Three Months Ended December 31, 2019
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$476
Net income attributable to redeemable noncontrolling interests				1
Net income attributable to noncontrolling interests				34
Income tax expense				52
Other income, net				(2)
Income from equity investees, net				(18)
Interest expense, net				162
Operating income (loss)	$689	$224	$(208)	$705
Depreciation and amortization	227	87	19	333
Employee share-based compensation	—	—	57	57
Restructuring and other charges	4	5	(3)	6
Transaction and integration costs	—	—	4	4
Inter-segment eliminations	5	(1)	(4)	—
Adjusted OIBDA	$925	$315	$(135)	$1,105

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Twelve Months Ended December 31, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$1,219
Net income attributable to redeemable noncontrolling interests				12
Net income attributable to noncontrolling interests				124
Income tax expense				373
Other income, net				(42)
Loss from equity investees, net				105
Loss on extinguishment of debt				76
Interest expense, net				648
Operating income (loss)	$3,031	$191	$(707)	$2,515
Depreciation and amortization	899	374	86	1,359
Impairment of goodwill and other intangible assets	—	124	—	124
Employee share-based compensation	—	—	99	99
Restructuring and other charges	41	29	21	91
Transaction and integration costs	—	4	2	6
Loss on asset disposition	—	—	2	2
Inter-segment eliminations	4	1	(5)	—
Adjusted OIBDA	$3,975	$723	$(502)	$4,196

	Twelve Months Ended December 31, 2019
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$2,069
Net income attributable to redeemable noncontrolling interests				16
Net income attributable to noncontrolling interests				128
Income tax expense				81
Other expense, net				8
Loss from equity investees, net				2
Loss on extinguishment of debt				28
Interest expense, net				677
Operating income (loss)	$3,145	$563	$(699)	$3,009
Depreciation and amortization	950	328	69	1,347
Impairment of goodwill and other intangible assets	—	155	—	155
Employee share-based compensation	—	—	137	137
Restructuring and other charges	15	20	(9)	26
Transaction and integration costs	—	—	26	26
Inter-segment eliminations	7	20	(27)	—
Settlement of a withholding tax claim	—	(29)	—	(29)
Adjusted OIBDA	$4,117	$1,057	$(503)	$4,671

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Diluted net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:	$0.42	0.67	$(0.25)	(37)%	$1.81	$2.88	$(1.07)	(37)%
Per share impacts, net of tax:
Amortization of acquisition-related intangible assets	0.31	0.29	0.02	7%	1.22	1.21	0.01	1%
Restructuring and other charges	0.02	0.01	0.01	NM	0.11	0.05	0.06	NM
Impairment of goodwill and other intangible assets	0.13	—	0.13	NM	0.18	0.22	(0.04)	(18)%
Gains recognized on equity securities sold	(0.12)	—	(0.12)	NM	(0.12)	—	(0.12)	NM
Legal entity restructuring, deferred tax impact	—	0.01	(0.01)	NM	—	(0.63)	0.63	NM
Settlement of a withholding tax claim	—	—	—	NM	—	(0.04)	0.04	NM
Adjusted earnings per diluted share	$0.76	$0.98	$(0.22)	(22)%	$3.20	$3.69	$(0.49)	(13)%

CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Cash provided by operating activities	$553	$1,232	$(679)	(55)%	$2,739	$3,399	$(660)	(19)%
Purchases of property and equipment	(112)	(100)	(12)	12%	(402)	(289)	(113)	39%
Free cash flow	$441	$1,132	$(691)	(61)%	$2,337	$3,110	$(773)	(25)%

NM: Not Meaningful

Impact of COVID-19
On March 11, 2020, the World Health Organization declared the coronavirus disease 2019 ("COVID-19") outbreak to be a global pandemic. COVID-19 continues to spread throughout the world, and the duration and severity of its effects and associated economic disruption remain uncertain. Restrictions on social and commercial activity in an effort to contain the virus have had, and are expected to continue to have, a significant adverse impact upon many sectors of the U.S. and global economy, including the media industry. We continue to closely monitor the impact of COVID-19 on all aspects of our business and geographies, including the impact on our customers, employees, suppliers, vendors, distribution and advertising partners, production facilities, and various other third parties.

Beginning in the second quarter of 2020, demand for our advertising products and services decreased due to economic disruptions from limitations on social and commercial activity. These economic disruptions and the resulting effect on the Company slightly eased during the second half of 2020, but the pandemic continued to impact demand through the end of 2020 and this decreased demand is expected to continue into 2021. Many of our third-party production partners that were shut down during most of the second quarter of 2020 due to COVID-19 restrictions came back online in the third quarter of 2020 and, as a result, we have incurred additional costs to comply with various governmental regulations and implement certain safety measures for our employees, talent, and partners. Additionally, certain sporting events that we have rights to were cancelled or postponed, thereby eliminating or deferring the related revenues and expenses, including the Tokyo 2020 Olympic Games, which were postponed to 2021. The postponement of the Olympic Games deferred both Olympic-related revenues and significant expenses from fiscal year 2020 to fiscal year 2021.

In response to the impact of the pandemic, we employed and continue to employ innovative production and programming strategies, including producing content filmed by our on-air talent and seeking viewer feedback on which content to air. We continue to pursue a number of cost savings initiatives which began during the third and fourth quarters of 2020 and believe will offset a portion of anticipated revenue losses and deferrals, through the implementation of travel, marketing, production and other operating cost reductions, including personnel reductions, restructurings and resource reallocations to align our expense structure to ongoing changes within the industry. We also implemented remote work arrangements effective mid-March 2020 and, to date, these arrangements have not materially affected our ability to operate our business.

In addition, we implemented several measures to preserve sufficient liquidity in the near term. During March 2020, we drew down $500 million under our $2.5 billion revolving credit facility to increase our cash position and maximize flexibility in light of the current uncertainty surrounding the impact of COVID-19. In addition, in April 2020, we entered into an amendment to our revolving credit facility, which increased flexibility under our financial covenants and issued $1.0 billion aggregate principal amount of senior notes due May 2030 and $1.0 billion aggregate principal amount of Senior Notes due May 2050. The proceeds from the notes were used to fund a tender offer for $1.5 billion of certain Senior Notes with maturities ranging from 2021 through 2023 and to repay the $500 million outstanding under our revolving credit facility.

In light of the impact of COVID-19, we assessed goodwill, other intangibles, deferred tax assets, programming assets, and accounts receivable for recoverability based upon latest estimates and judgments with respect to expected future operating results, ultimate usage of content and latest expectations with respect to expected credit losses. We recorded a goodwill and other intangible assets impairment charge of $124 million for our Asia-Pacific reporting unit during 2020. Adjustments to reflect increased expected credit losses were not material. Further, hedged transactions were assessed and we have concluded such transactions remain probable of occurrence. Due to significant uncertainty surrounding the impact of COVID-19, management’s judgments could change in the future.

The effects of the pandemic may have further negative impacts on our financial position, results of operations, and cash flows. However, we are unable to predict the ongoing impact that COVID-19 will have on our financial position, operating results, and cash flows due to numerous uncertainties. The nature and extent of COVID-19’s effects on our operations and results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity and the extent of future surges of COVID-19, vaccine distribution and other actions to contain the virus or treat its impact, among others. We will continue to monitor COVID-19 and its impact on our business results and financial condition. Our consolidated financial statements reflect management’s latest estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting periods presented. Actual results may differ significantly from these estimates and assumptions.

In the United States, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted on March 27, 2020, and the Consolidated Appropriations Act, 2021 was enacted on December 27, 2020. As of December 31, 2020, we do not expect the CARES Act or the Consolidated Appropriations Act, 2021 to have a material effect on our financial position and results of operations. We continue to monitor other relief measures taken by the U.S. and other governments around the world.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2020 Baseline Rate”), and the prior year amounts translated at the same 2020 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted EPS: The Company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets and meaningful one-time items, per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets and meaningful one-time items that impact the comparability of results from period to period.

(3) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks and other transactions, and (viii) other items impacting comparability, such as the non-cash settlement of a withholding tax claim.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Total Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(4) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(5) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Corporate, Inter-segment Eliminations, and Other" operating segment, the row "Total Adjusted OIBDA" will not foot as presented in the table.

(6) Source: Total audience measurement among all individuals. Share of viewing is defined as the share of viewing to all TV channels in a market, except in the Nordics business unit, which is defined as the share of viewing for commercial channels only. Due to a change in methodology, Russia is excluded. Also excluded is Malaysia. Change in share is calculated by adjusting the prior year to include any newly acquired channels.

(7) Source: Nielsen, 4Q 2020 (9/28/2020-12/27/2020), Primetime 8pm-11pm & Total Day 6am-6am, Live+7-day, Duration-Weighted Delivery: “Most Watched,” P2+, Households, P/W25-54, W18-49 & P/W18+. Some networks may include Out-of-Home measurement, effective 8/31/2020.

(8) Source: Nielsen, 4Q 2020 (9/28/2020-12/27/2020), Sunday Primetime 8pm-11pm, Live+3-day data based on program-based daypart (000s). Some networks may include Out-of-Home measurement, effective 8/31/20.

(9) Source: Nielsen, 2020 (12/30/2019-12/27/2020), Primetime 8pm-11pm, Live+3-day data based on program-based daypart (AA% & 000s). Some networks may include Out-of-Home measurement, effective 8/31/20.

(10) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation, third-party transaction and integration costs related to the acquisition of Scripps Networks and other transactions, and for 2019, exclude the settlement of a withholding tax claim.

(11) 2021 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.